EXHIBIT 11

                         COMARCO, INC. AND SUBSIDIARIES

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

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                                                                         Years Ended January 31,
                                                     ----------------------------------------------------------------
                                                           2000                   1999                  1998
                                                    ------------------     -----------------      -----------------
Diluted:
   Net income....................................    $      3,153,000       $      5,683,000       $      4,875,000
   Less-- net income allocated to subsidiary
      dilutive stock options outstanding.........            (216,000)              (267,000)              (372,000)
                                                     ------------------     -----------------      -----------------
   Net income used in calculation of diluted income  $      2,937,000       $      5,416,000       $      4,503,000
      per share..................................
                                                     ==================     =================      =================

Weighted-average number of common shares
   outstanding during the year...................           4,381,000              4,608,000              4,744,000
Add--common equivalent shares (determined using the
   "treasury stock" method) representing shares
   issuable upon exercise of stock options and
   warrants......................................             177,000                204,000                332,000
                                                     ------------------     -----------------      -----------------
Weighted-average number of shares used in
    calculation of diluted income per share......           4,558,000              4,812,000              5,076,000
                                                     ==================     =================      =================

Diluted income per common share..................    $            .64       $           1.13       $            .89
                                                     ==================     =================      =================
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